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                                  EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-18979), Form S-8 (File No. 33-38488), Form S-8 (File No. 33-78868), Form S-8 (File No. 33-89214), Form S-8 (File No.
33-65443), Form S-8 (File No. 333-74825), Form S-8 (File No. 333-75312), Form
S-8 (File No. 333-122002), Form S-8 (File No. 333-122554), and Form S-3 (File
No. 333-109139) of Meridian Bioscience, Inc. of our report dated November 12, 2004 (except for Note 11, as to which the date is December 6, 2005) relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
December 6, 2005